UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2011

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-29981
(Commission File Number)

91-2027724
(IRS Employer Identification No.)

Unit 390, 3rd Floor, Peninsula Centre, 67 Mody Road, Tsim Sha Tsui East, Kowloon, Hong Kong
(Address of principal executive offices and Zip Code)

+852.3586.1383
Registrant's telephone number, including area code

Room 1302, 13/F, Enterprise Centre, 4 Hart Avenue, Tsim Sha Tsui, Kowloon, Hong Kong
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On November 3, 2011, the People’s Court of Guandong Jiangmen Pengjiang District held a hearing relating to our landlord’s claim for unpaid rent for our factory plus penalty interest and other claims. As disclosed in a June 3, 2011 Form 8-K, the landlord had made a claim for payment of overdue rent in the amount of RMB 1,236,000, penalty interest in the amount of RMB 1,067,930 and a claim for potential loss of income in the amount of RMB 618,000, for a total amount claimed of RMB 2,921,930 (approximately $451,379).

At the hearing, the Court ruled that after two unsuccessful attempts to auction the factory’s assets at the minimum level set by the Court appointed independent valuation company’s fair market assessment price, the Court set the reference value at RMB 3,613,139.20 (approximately $569,359) and transferred all the assets to the landlord. The landlord is now legally responsible for settling any claims made by creditors, and the case has been closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By:	/s/ Gerald Lau
Gerald Lau
President, Chief Executive Officer and
Director
Dated: November 7, 2011